UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2009

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas      76102
(Address of principal executive offices)                                                                                                                        (Zip Code)

Registrant’s telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 for a discussion of the Offer Letter, entered into between RadioShack Corporation (the "Company") and Ms. Kim Warmbier, the Company's newly appointed Senior Vice President – Human Resources.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, the Company announced that it had appointed Ms. Kim Warmbier to the position of Senior Vice President – Human Resources.  Ms. Warmbier began her employment with the Company on March 23, 2009.

Previously, Ms. Warmbier was Chief Personnel Officer for PepsiCo Sales.  Before that she served as Group Vice President - Human Resources for Frito Lay North America Sales.   Ms. Warmbier has more than 20 years experience with Frito Lay, a PepsiCo division, including employee, industrial and labor relations; compensation and benefits; change management; recruitment and staffing; succession planning; and leadership development.

In connection with Ms. Warmbier’s appointment as Senior Vice President – Human Resources, the following sets forth Ms. Warmbier’s base salary and 2009 annual bonus.

Base Annual Salary:	$300,000
2009 Annual Bonus:	$210,000

Ms. Warmbier’s annual target bonus is equal to 70% of her base salary and payment is subject to the Company achieving certain performance metrics.  Ms. Warmbier’s annual bonus for 2009 will be prorated for the period of time she was employed by the Company.

Ms. Warmbier will participate in the Company’s Long Term Incentive Compensation Plan covering calendar years 2008, 2009 and 2010, payable in 2011.  Under this three year plan, Ms. Warmbier’s target bonus is equal to 70% of her base salary, or $210,000.  In addition, Ms. Warmbier will participate in the Company’s Long Term Incentive Compensation Plan covering calendar years 2009, 2010 and 2011, payable in 2012.  Under this three year plan, Ms. Warmbier’s target bonus is also equal to 70% of her base salary.  Payments made pursuant to the three year plans referenced above are subject to the Company achieving certain performance metrics.  Ms. Warmbier's target bonuses under these Long Term Incentive Compensation Plans will also be prorated for the period of time she was employed by the Company.

Ms. Warmbier will also be eligible for relocation assistance and to participate in the Company’s health and welfare plans, 401(k) plan, Officers’ Severance Program, and Executive Life and Long Term Disability benefits.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.
99.1                        Press Release, dated March 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 25th day of March, 2009.

RadioShack Corporation
(Registrant)
By: /s/ James F. Gooch
James F. Gooch
Executive Vice President -
Chief Financial Officer
(Principal Financial Officer)

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